UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Levy Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	46-3340980
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

444 North Michigan Avenue, Suite 3500
Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Units, each consisting of one share of Common Stock and one-half of one Warrant	The NASDAQ Stock Market LLC
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC
Warrants, exercisable for one share of Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-191587

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants to purchase common stock of Levy Acquisition Corp. (the “Registrant”). The description of the units, common stock and warrants to purchase common stock contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-191587), as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits

Exhibit
No.	Description

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191587), filed with the Securities and Exchange Commission on November 12, 2013).

3.3 4.1

Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191587), filed with the Securities and Exchange Commission on October 7, 2013).

Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191587), filed with the Securities and Exchange Commission on October 7, 2013).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191587), filed with the Securities and Exchange Commission on October 7, 2013).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191587), filed with the Securities and Exchange Commission on October 7, 2013).

4.4	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191587), filed with the Securities and Exchange Commission on November 12, 2013).
10.3

Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191587), filed with the Securities and Exchange Commission on November 12, 2013).

10.4	Form of Registration Rights Agreement by and among the Registrant, Levy Acquisition Sponsor, LLC, and the individuals party thereto (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191587), filed with the Securities and Exchange Commission on October 7, 2013).
10.8

Form of Escrow Agreement by and among the Registrant, Levy Acquisition Sponsor, LLC, Continental Stock Transfer & Trust Company and the individuals party thereto (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191587), filed with the Securities and Exchange Commission on October 7, 2013).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 13, 2013

LEVY ACQUISITION CORP.

By:	/s/ Ari B. Levy
Name: Ari B. Levy
Title: President and Chief Investment Officer